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        ACQUISITION OF ANTI-DEPRESSION BIOHEALTH SOLUTIONS, INC. (ADBSI).
                                       by
                               SWISS MEDICA, INC.
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                        AGREEMENT AND PLAN OF ACQUISITION

      This Agreement and Plan of Acquisition (this "Agreement") is entered into by and between Anti-Depression BioHealth Solutions, Inc., a Florida corporation, ("ADBSI"), UTEK CORPORATION, a Delaware corporation, (UTEK), and Swiss Medica, Inc., a Delaware corporation, ("SWME").

      WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of ADBSI (the "ADBSI Shares"); and

      WHEREAS, before the Closing (as defined below), ADBSI will acquire an exclusive license to, among other things, develop and market patented and proprietary dietary products developed under certain patents (the "Technology"), pursuant to a License Agreement to be entered into between ADBSI and Back Bay Scientific, Inc. ("BBS" or "BACK BAY") in the form attached hereto as Exhibit A (the "BBS License Agreement").

      WHEREAS, BBS obtained its rights to the Technology pursuant to a License Agreement BBS entered into with Wurt Corporation, the owner of the Technology, on or about January 5th, 2001, a true and correct copy of which is attached hereto as Exhibit B (the "Wurt License Agreement").

      WHEREAS, before the Closing, and in connection with the BBS License Agreement, ADBSI shall enter (a) into a Consulting Agreement with BBS in the form attached hereto as Exhibit C (the "Consulting Agreement"), pursuant to which BBS shall, among other things, provide consulting services to ADBSI in connection with the Technology, and (b) an Option Agreement with BBS in the form attached hereto as Exhibit D (the "Option Agreement," and together with the BBS License Agreement and the Consulting Agreement, the "Ancillary Agreements"), pursuant to which ADBSI shall obtain an option to obtain an exclusive license with respect to certain future proprietary products created by ADBSI.

      WHEREAS, SWME desires to purchase from UTEK, and UTEK desires to sell to SWME, all of the ADBSI Shares (the "Acquisition"); and

      WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (Code).

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

                                    ARTICLE 1
                         THE STOCK-FOR-STOCK ACQUISITION

      1.01  The Acquisition
            ---------------

            (a) Acquisition Agreement. Subject to the terms and conditions of this Agreement, upon the Closing, as defined below, all ADBSI Shares shall be acquired from UTEK by SWME in accordance with the respective corporation laws of their state and the provisions of this Agreement and the separate corporate existence of ADBSI, as a wholly-owned subsidiary of SWME, shall continue after the closing.

            (b) Effective Date. The Acquisition shall become effective upon the Closing (as defined below).

      1.02 Exchange of Stock. Upon the Closing, by virtue of the Acquisition, all of the ADBSI Shares that are issued and outstanding as of the Closing, shall be exchanged for a total of 2,068,966* unregistered shares of Class A common stock of SWME (the "SWME Shares") (* said number of SWME shares to be adjusted to a value of $600,000 based on the average closing price of the SWME Shares on the over-the-counter bulletin board for the 10 trading days immediately preceding the date of the Closing; as follows:

              UTEK Corporation                             1,862,069 shares
              Back Bay Scientific, Inc.                      206,897 shares
                                                           ----------------
     Total Shares:                                         2,068,966 shares

      1.03 Cash Consideration. Upon the Closing, SWME shall pay UTEK $96,673.00 in cash. --

      1.04  Effect of Acquisition.

            (a) Rights in ADBSI Cease. At and after the Effective Date, the holder of each certificate of common stock of ADBSI shall cease to have any rights as a shareholder of ADBSI.

            (b) Closure of ADBSI Shares Records. From and after the Effective Date, the stock transfer books of ADBSI shall be closed, and there shall be no further registration of stock transfers on the records of ADBSI.

      1.05 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place on March 31st, 2005 (the "Closing").

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

      2.01 Representations and Warranties of UTEK and ADBSI. UTEK and ADBSI jointly and severally represent and warrant to SWME that the facts set forth below are true and correct:

            (a) Organization. ADBSI and UTEK are corporations duly organized, validly existing and in good standing under the laws of Florida, and Delaware, respectively, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of ADBSI have been provided to SWME and such documents are presently in effect and have not been amended or modified.

            (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of ADBSI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and ADBSI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

            (c) Capitalization. The authorized capital stock of ADBSI consists of 1,000,000 shares of common stock with a par value $1.00 per share. As of the date of this Agreement, 1,000 ADBSI Shares are issued and outstanding and are all held by UTEK. All of the issued and outstanding ADBSI Shares have been duly authorized and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. ADBSI is not authorized to issue any preferred stock. All dividends on ADBSI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring ADBSI to issue any ADBSI Shares or securities convertible into ADBSI Shares to anyone for any reason whatsoever. None of the ADBSI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other Encumbrance (as defined below) or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. Upon delivery of the ADBSI Shares to SWME as herein provided, SWME will acquire good and marketable title to the ADBSI Shares, free and clear of any Encumbrances. ADBSI does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other entity.

      The term "Encumbrance(s)" means and includes (x) any security interest, mortgage, deed of trust, charge, pledge, proxy, adverse claim, lien, equity, power of attorney, or restriction of any kind, including, but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (y) any Uniform Commercial Code financing statements, or other public filing, notice, or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (x) above that has not been terminated or released by another proper public filing, notice or record.

            (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Ancillary Agreements (collectively, the "Transaction Documents"), the Acquisition and the transactions contemplated by the Transaction Documents will not violate any obligation to which ADBSI or UTEK is a party and will not create a default under any such obligation or under any agreement to which ADBSI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of each of UTEK and ADBSI, enforceable against each in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

            (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of ADBSI's and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by the Transaction Documents which, if adversely decided, could have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the Acquisition, the consummation of any of the transactions contemplated by any of the Transaction Documents, or on the assets, liabilities, business, financial condition or results of operations of ADBSI.

            (f) No Conflicting Agreements. Neither the execution and delivery of the Transaction Documents, nor the fulfillment of or compliance by ADBSI or UTEK with the terms or provisions of the Transaction Documents, or any other documents or agreements, nor the consummation of the transactions contemplated by the Transaction Documents will (a) cause a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, ADBSI's or UTEK's articles of incorporation or bylaws, or any agreement, contract, instrument, order, judgment or decree to which ADBSI or UTEK is a party or by which ADBSI or UTEK or any of their respective assets is bound, (b) violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which would materially affect UTEK's or ADBSI's respective assets or businesses, or (c) result in the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to ADBSI or UTEK, or either of their businesses or operations or any of their assets or properties.

            (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with the execution and delivery of this Agreement by ADBSI and UTEK or the performance of the obligations of ADBSI or UTEK hereunder, or under any other agreement to which ADBSI or UTEK is a party, including, but not limited to, the Ancillary Agreements; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the Ancillary Agreements, or any other material right, privilege, license or agreement relating to ADBSI or its assets or business.

            (h) Title to Assets. There is no financing statement under the Uniform Commercial Code or similar law that names ADBSI as debtor, affects or could affect any of the ADBSI's assets or its business, or has been filed in any jurisdiction and is still in effect. In addition, ADBSI is not a party to or bound by any agreement or arrangement authorizing any party to file any such financing statement. The Ancillary Agreements are the only agreements to which ADBSI is a party or otherwise bound, and which along with the assets shown in the financial statements for ADBSI which are attached hereto as Exhibit E, are the sole assets of ADBSI. ADBSI currently has, and as of the Closing will have, good and marketable title to all of its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other Encumbrances of every kind or nature whatsoever.

            (i) Intellectual Property

                  (1) BBS has all rights, power, authority, ownership and entitlement to file, prosecute and maintain in effect the Patent and Patent applications with respect to the Inventions described in the BBS License Agreement.

                  (2) Wurt Corporation granted to BBS the exclusive license to develop, make, have made, use, sell, offer to sell, lease, market, import and export PMS Escape, including the right to enter into agreements for the manufacture, distribution and marketing of the products and/or seek out license agreements with third parties. Wurt Corporation granted to BBS the exclusive right and the full authority to enter into any commercial or license agreements, including, but not limited to, the License Agreement, and BBS has full responsibility for all aspects of implementing such agreements. All costs associated with such agreements shall be borne exclusively by BBS. Furthermore, BBS has the exclusive rights to all revenues derived from the Wurt License Agreement in connection with, among other things, NOVEL THERAPEUTIC CARBOHYDRATE BLENDS USEFUL FOR AIDING PREMENSTRUAL SYNDROME which comprise PMS Escape and the PMS Escape trademark.

                  (3) ADBSI represents and warrants that subject to the terms of the BBS License Agreement, the Patent Rights and the Intellectual Property Rights are held by ADBSI without any conflict with or infringement of the valid rights of others. ADBSI also represents and warrants that the consummation of the transactions contemplated by the Transaction Documents, will not result in the termination or impairment of BBS's rights under the Wurt License Agreement, or ADBSI's rights under the BBS License Agreement. UTEK makes the representations and warranties included in this Section 2.01(i)(3), to the best of its knowledge.

                  (4) The License Agreement between BACK BAY and ADBSI covering the Inventions is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A. -

                  (5) Except as otherwise set forth in this Agreement, SWME acknowledges and understands that UTEK and ASBSI make no representations and provides no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties, and

                  (6) Except as otherwise expressly set forth in this Agreement, UTEK and ADBSI make no representations and extends no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

            (j) Liabilities of ADBSI. On the date hereof and as of the Closing, ADBSI does not have (and will not have) any liabilities except for those under the Transaction Documents. When used in this Agreement, "liabilities" means debts, liabilities, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

            (k) Financial Statements. The unaudited financial statements of ADBSI, including a balance sheet dated as of March 1, 2005, attached to Exhibit E and made a part of this Agreement (the "Financial Statements") have been prepared from the books and records of ADBSI, are in all respects, true, complete and correct and present fairly ADBSI's financial position and the results of its operations on the dates and for the periods shown in this Agreement. Such Financial Statements have been prepared in accordance with generally accepted accounting principles. ADBSI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its Financial Statements. There is no information known to ADBSI or UTEK that would prevent the financial statements of ADBSI from being audited in accordance with generally accepted accounting principles. The records and books of account of ADBSI reflect all transactions thereof and have been regularly kept and maintained consistently applied. None of the Financial Statements, including the notes thereto, contains any untrue statement of fact, or omits to state any fact necessary in order to make the statements contained in this paragraph or in the Financial Statements not misleading.

            (l) Taxes. All returns, reports, statements and other similar filings required to be filed by ADBSI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of ADBSI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from ADBSI by any taxing authority, have been properly paid, except to the extent reflected on ADBSI's Financial Statements. ADBSI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is ADBSI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action, proceeding, or investigation relating to, or any assessment or collection of, taxes. ADBSI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. ADBSI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon ADBSI. ADBSI is not and has never been a party to any tax sharing agreements with any other person or entity.

            (m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing, neither ADBSI nor UTEK have not, and without the written consent of SWME, and they will not have:

                  (1) Sold, granted, encumbered, licensed, assigned, permitted to lapse or transferred any of its assets, or any rights related thereto, including without limitation the Intellectual Property, any of the Ancillary Agreements, or any other material asset;

                  (2) Amended or terminated the Ancillary Agreements or any other agreements, or done any act or omitted to do any act which would cause the breach of the Ancillary Agreements or any other agreement;

                  (3) Suffered any damage, destruction or loss whether or not in control of ADBSI;

                  (4) Made any commitments or agreements for capital expenditures or otherwise;

                  (5) Entered into any transaction or made any commitment not disclosed in writing to SWME;

                  (6) Incurred any obligation or liability for borrowed money in the aggregate in excess of $500;

                  (7) Suffered any other event of any character, which is reasonable to expect, would have a Material Adverse Affect; or

                  (8) Taken any action that could reasonably be foreseen to make any of the representations or warranties made by ADBSI or UTEK untrue as of the date of this Agreement, or as of the Closing.

            (n) Agreements. Except for the Ancillary Agreements, ADBSI is not a party to any agreement, nor contemplates entering into any agreement with any third party, and ADBSI is not in default under any of the Ancillary Agreements. In addition:

                  (1) There are no outstanding promissory notes, mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to ADBSI; and

                  (2) There are no outstanding operating agreements, lease agreements or similar agreements by which ADBSI is bound; and

                  (3) The complete final drafts of the Ancillary Agreements and the Wurt License Agreement are attached as Exhibits hereto; and

                  (4) Except as set forth in (3) above, there are no outstanding licenses to or from any other party, including, but not limited to, licenses of any intellectual property or trade names; and

                  (5) There are no outstanding agreements or commitments to sell, lease, license or otherwise dispose of any of ADBSI's property; and

                  (6) There are no breaches of any agreement to which ADBSI is a party.

            (o) Compliance with Laws. ADBSI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

            (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of ADBSI or UTEK, threatened against ADBSI or UTEK, which could have an adverse effect on the Technology, the rights granted under the BBS License Agreement, the transactions contemplated by the Transaction Documents, or on ADBSI's assets or business (financial or otherwise), and neither ADBSI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of ADBSI or the transactions contemplated by the Transaction Documents. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, could have a Material Adverse Affect.

            (q) Employees. ADBSI has no and never had any employees. ADBSI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. ADBSI is not in violation of any law, regulation relating to employment of employees.

            (r) Other Material Issues. Neither ADBSI nor UTEK has any knowledge of anythreatened or existing occurrence, action or development that could cause a Material Adverse Affect.

            (s) Employee Benefit Plans. ADBSI does not have and has never had any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

            (t) Books and Records. The books and records of ADBSI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

            (u) No Broker's Fees. Neither UTEK nor ADBSI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

            (v) Restrictions on Business Activities. Except as otherwise set forth in the BBS License Agreement, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which ADBSI is a party or which is otherwise binding upon ADBSI, which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of ADBSI contemplated by this Agreement or the Ancillary Agreements.

            (w) Full Disclosure. All representations or warranties of UTEK and ADBSI contained herein or in any Schedule or Exhibit are true, correct and complete in all material respects as of the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing as if they were made on the date of the Closing.

      2.02 Representations and Warranties of SWME. SWME represents and warrants to UTEK and ADBSI that the facts set forth are true and correct.

            (a) Organization. SWME is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of SWME; no other corporate action on SWME's part is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and SWME has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

            (c) Capitalization. The authorized capital stock of SWME consists of
(i) 10,000,000 shares of preferred stock with par value $0.001 per share, none of which are issued and outstanding, (ii) 100,000,000 shares of Class A common stock with par value $0.001 per share (the "SWME Shares"), 80,703,162 of which (not including the 2,068,966 SWME Shares issued to UTEK and to be adjusted at the Closing) will be issued and outstanding as of the Closing, and (iii) 50,000,000 shares of Class B common stock with par value $.001 per share, 2,000,000 shares of which are issued and outstanding. All issued and outstanding SWME Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

            (d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which SWME is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of SWME, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

            (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending against SWME or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by the Transaction Documents, or which, if adversely decided, would have a materially adverse effect on SWME's business, results of operations, assets, or prospects.

            (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SWME with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, SWME's corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

            (g) Consents. Assuming the correctness of UTEK's and ADBSI's representations and warranties, no consent from or approval of any court, governmental entity or any other person is necessary in connection with SWME's execution and delivery of this Agreement; and the consummation by SWME of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to SWME or its assets or business.

            (h) Financial Statements. The financial statements of SWME contained in the Form 10-K for the period ending December 31, 2004, which is attached hereto as Exhibit F, present fairly SWME's financial position and the results of its operations on the dates and for the periods specified therein. SWME has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of SWME except as specifically set forth in SWME's financial statements.

            (i) Full Disclosure. All representations or warranties of SWME are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing as if they were made as of the Closing. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

            (j) Compliance with Laws. SWME is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations, except where any such non-compliance would not have a material adverse effect on SWME.

                  (k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of SWME, threatened against SWME materially affecting its assets or business (financial or otherwise), and SWME is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

      2.03 Investment Representations of UTEK. UTEK represents and warrants to SWME that:

            (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in SWME Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in SWME Shares, including the risk of a total loss of the investment in SWME Shares. The acquisition of SWME Shares is for its own account and is for investment and not with a view to the distribution of this Agreement. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares. All information that it has supplied to SWME is true and correct. It has conducted all investigations and due diligence concerning SWME to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officers and directors of SWME concerning SWME Shares and the business and financial condition of and prospects for SWME, and the officers and directors of SWME have adequately answered all questions asked and made all relevant information available to them. UTEK is an accredited investor, as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            (b) Stock Transfer Restrictions. UTEK acknowledges that the SWME Shares will not be registered and UTEK will not be permitted to sell or otherwise transfer the SWME Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing SWME Shares:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH
              DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                    ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

      3.01. Corporate Approvals. Prior to the Closing, each of the parties shall submit this Agreement to its board of directors and when necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

      3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

      3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the - Acquisition and the transactions contemplated by this Agreement.

      3.04 Covenants. Except as permitted in writing, each party agrees that it will:

            (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to promptly consummate the Acquisition; and

            (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

            (c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

      The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that must be satisfied or waived in writing by the party or parties to which such condition precedent is intended to benefit:

      4.01. Each party must obtain the approval of its board of directors, and if applicable, its shareholders, and such approval shall not have been rescinded or restricted.

      4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement or the Ancillary Agreements.

      4.03. There shall be no claim or litigation instituted or threatened by any person or government authority seeking to restrain or prohibit any of the transactions contemplated by this Agreement or the Ancillary Agreements, or which challenges the right, title and interest of UTEK in the ADBSI Shares or the right of ADBSI or UTEK to consummate the Acquisition contemplated hereunder.

      4.04. The representations and warranties of the parties shall be true and correct in all material respects as of the Closing.

      4.05. The Technology and Intellectual Property has been prosecuted in good faith with reasonable diligence.

      4.06. The Ancillary Agreements and the Wurt License Agreement are valid and in full force and effect without any default.

      4.07. SWME shall have received, before the Closing, each of the following:

            (a) the stock certificates representing the ADBSI Shares, duly endorsed (or accompanied by duly executed stock powers);

            (b) all documentation relating to ADBSI's business, all in a form and substance satisfactory to SWME;

            (c) such agreements, files and other data and documents pertaining to ADBSI's business as SWME may reasonably request;

            (d) copies of the general ledgers and books of account of ADBSI, and all federal, state and local income, franchise, property and other tax returns filed by ADBSI since the inception of ADBSI;

            (e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of ADBSI in Florida;

            (f) the original corporate minute books of ADBSI, including the articles of incorporation and bylaws of ADBSI, and all other documents filed in this Agreement;

            (g) all consents, assignments or related documents of conveyance necessary to give SWME the benefit of the transactions contemplated hereunder;

            (h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of SWME and ADBSI, and

            (i) such other documents, instruments or certificates as SWME, or their counsel may reasonably request.

      4.08. SWME shall have completed due diligence investigation of ADBSI to SWME's satisfaction in their sole discretion.

      4.09. SWME shall receive the resignation effective as of the Closing of each director and officer of ADBSI.

                                    ARTICLE 5
                                   LIMITATIONS

      5.01. Survival of Representations and Warranties.

            (a) The representations and warranties made by UTEK and ADBSI shall survive for a period of 1 year after the date of the Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

            (b) The representations and warranties made by SWME shall survive for a period of 1 year after the date of the Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

      5.02 Limitations on Liability. Notwithstanding any other provision to this Agreement to the contrary, neither party to this Agreement shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $1,000 and then such liability shall apply only to matters in excess of $1,000.

      5.03 Indemnification. UTEK and ADBSI agree to jointly and severally indemnify, defend and hold harmless SWME, its subsidiaries, affiliates and their respective officers, directors, employees and shareholders, against and from any and all losses, liabilities, costs, damages (including lost profits), claims and expenses (including, without limitation, attorneys' fees, consultants', accountants' and disbursements) (collectively, "Damages"), which SWME may sustain at any time by reason of UTEK's or ADBSI's breach or inaccuracy of or failure to comply with any of the warranties, representations, conditions, covenants or agreements made by UTEK or ADBSI in this Agreement. SWME agrees to indemnify, defend and hold harmless UTEK, ADBSI, their subsidiaries, affiliates and their respective officers, directors, employees and shareholders, against and from any and all Damages, which UTEK or ADBSI may sustain at any time by reason of SWME's breach or inaccuracy of or failure to comply with any of the warranties, representations, conditions, covenants or agreements made by SWME in this Agreement.

                                    ARTICLE 6
                                    REMEDIES

      6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

      6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                    ARTICLE 7
                                   ARBITRATION

      In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Hillsborough, Florida. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by SWME, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                    ARTICLE 8
                                 OTHER COVENANTS

      8.01 Confidentiality. Each of the parties acknowledge that it will have access to certain Confidential Information (as defined below) of the other parties, and their subsidiaries, and agrees that it will not use for its own account or the account of any third party (except as required by law), or disclose to any third party (except to its attorney's, accountants and other advisors, and except as otherwise required by law), any of such other parties' Confidential Information, and will take reasonable precautions to protect the confidentiality of such information. "Confidential Information" includes the contents and existence of this Agreement and the Schedules and Exhibits hereto, and such parties' trade secrets, business plans, financial information and any other information relating to such other parties or their subsidiaries and affiliates, which is not generally known to the public. Each party acknowledges that the other parties shall suffer irreparable injury not compensable by money damages in the event of an unauthorized use or disclosure of their Confidential Information, and therefore, agrees that such other parties shall be entitled, in addition to any other remedy at law or equity available to such party, to injunctive relief to prevent or curtail any such use or disclosure, threatened or actual, without the necessity of posting a bond. Information is not Confidential Information if it (a) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (b) becomes known to the receiving party directly or indirectly from a source other than the disclosing party or a person having an obligation of confidentiality to the disclosing party; (c) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement; or (d) is independently developed by the receiving party.

                                    ARTICLE 9
                                  MISCELLANEOUS

      9.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

      9.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

      9.03. Each party agrees that it will comply with all applicable laws, Xrules and regulations in the execution and performance of its obligations under this Agreement.

      9.04. This Agreement shall be governed interpreted and construed by and in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

      9.05. This Agreement constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

      9.06 Any notice or communication required to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, to the Chief Executive Officer of the party receiving such notice, at the address or fax number for such party as listed on the signature page to this Agreement. Notice shall be deemed received on the date sent if sent by facsimile or personal delivery; three days after the date sent if sent by registered or certified mail; and one day after the date it is sent by overnight courier.

      9.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      9.08. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

      9.09 Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

      9.10 Each of the parties acknowledges that it has been represented by independent legal counsel in connection with this Agreement and has consulted with such legal counsel.

      9.11 The parties shall issue a joint press release approved by both parties, announcing the existence and terms of this Agreement.

      9.12 Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection with this Agreement should constitute a legal, valid and binding execution by such parties.

                    [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

Swiss Medica, Inc.                   Anti-Depression BioHealth Solutions, Inc.

By: /s/ Raghu Kilambi                By: /s/ Joel Edelson
   --------------------------           ------------------------------
   Raghu Kilambi,                       Joel Edelson
   Chief Executive Officer              President

   Address:                             Address:
   53 Yonge Street, 3rd Fl.             202 South Wheeler Street
   Toronto, Ontario M5E1J73             Plant City, Florida 33563
   Canada
   Fax: (416) 352-1840                  Fax:  (813) 754-2383


   Date: March 31, 2005                 Date: _________________________

UTEK CORPORATION

By: /s/ Clifford M. Gross
   ----------------------------
   Clifford M. Gross, Ph.D.
   Chief Executive Officer

   Address:
   202 South Wheeler Street
   Plant City, Florida 33563
   Fax: (813) 754-2383

   Date: _____________________

                                    EXHIBIT A

                              BBS License Agreement

                                    EXHIBIT B


                             Wurt Licence Agreement

                                    EXHIBIT C

                              Consulting Agreement

                                    EXHIBIT D

                                Option Agreement

                                    EXHIBIT E

                 ADBSI Financial Statements as of March 30, 2005

                                    EXHIBIT F


                           Swiss Medica, Incorporated

                                Current Form 10-K
                      For the Year Ending December 31, 2004
                         Including Financial Statements


                                  Page 21 of 21